UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29661 (Commission File Number)	52-1782500 (I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California	94502
(Address of principal executive offices)	(Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 24, 2009, UTStarcom, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that it had, through its wholly owned subsidiary in China, entered into a Property Transfer and Leaseback Agreement with Zhejiang Zhongnan Construction Group Co., Ltd. (“Zhongnan”) for the transfer of the Company’s facility in Hangzhou, China and the leaseback of a portion of the facility (the “Transfer Agreement”).  The Company is filing this Form 8-K/A to report an amendment to the Transfer Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2010, the Company, through its wholly owned subsidiary in China, entered into a Lease Contract (the “Lease”) with respect to the  leaseback of certain facilities in Hangzhou, China from Zhongnan that it is in the process of transferring to Zhongnan pursuant to the Transfer Agreement.  By entering in to the Lease, the Company and Zhongnan supplement and amend the leaseback provisions in the Transfer Agreement to the extent applicable.

Under the terms of the Lease, the Company will lease back 71,027 sqm gross floor area (“GFA”) aboveground and 12,000 sqm GFA underground of the building for a period of 6 years at a rate of RMB 2.5, 3.0 and 3.2 (approximately US $0.37, $0.44 and $0.47, respectively) per sqm per day for years 1-2, 3-4 and 5-6, respectively, of the lease period for the aboveground space; and RMB 25 (approximately US $3.66) per sqm per month for the underground space for the full lease period.  The property management fee and the air conditioning fee for the aboveground and underground space is RMB 6.5 and RMB 4.0 (approximately US $0.95 and US $0.59, respectively) per sqm per month on all of the GFA for the full lease period, respectively.

The rent and fees are payable quarterly in advance.  The Company is also required to pay a security deposit in the amount of RMB 12,300,000 (approximately US $1.8 million) and prepay part of the rent and fees for the last six months of the lease term in the amount of RMB 23,400,000 (approximately US $3.4 million) on the same day when the first rent payment is due.

The Company may terminate all or part of the Lease by giving Zhongnan six months advance notice.  In the case of early termination of all of the Lease by the Company, Zhongnan is entitled to keep the security deposit and in addition, the Company would be required to pay a penalty of RMB 17,700,000 (approximately US $2.6 million) and additional compensation to Zhongnan equivalent to six months rent at rental rate in effect at the time of the termination.  In the event of partial termination, the penalty and six months rent shall be prorated.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease.  The original Lease is in Chinese.  An English translation is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
10.1	Lease Contract dated as of February 1, 2010, by and between UTStarcom Telecom Co., Ltd. and Zhejiang Zhongnan Construction Group Co., Ltd. (translation from Chinese)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: February 5, 2010	By:	/s/Peter Blackmore
	Name:	Peter Blackmore
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lease Contract dated as of February 1, 2010, by and between UTStarcom Telecom Co., Ltd. and Zhejiang Zhongnan Construction Group Co., Ltd. (translation from Chinese)